                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                           REGENT COMMUNICATIONS, INC.
                           ---------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:
            ___________________________________________________________________

         2) Aggregate number of securities to which transaction applies:
            ___________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ____________________________________________________________________

         4) Proposed maximum aggregate value of transaction:
            ___________________________________________________________________

         5) Total fee paid:
            ___________________________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  ______________________________________________
         2)       Form, Schedule or Registration Statement No.:
                  ______________________________________________
         3)       Filing Party:
                  ______________________________________________
         4)       Date Filed:
                  ______________________________________________

                           REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                            Covington, Kentucky 41011

                                 April 15, 1999


Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Regent Communications, Inc. to be held on Thursday, April 29, 1999 at 10:00 a.m., local time, at the Metropolitan Club, 50 RiverCenter Boulevard, 19th Floor, Covington, Kentucky.

         Business items to be acted upon at the Annual Meeting are the election of seven directors to serve for a one-year term, the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation and the transaction of any other business properly brought before the meeting. We will also be pleased to report on the affairs of the Company and to offer stockholders the opportunity to present questions and comments of general interest.

         We encourage you to read the accompanying Proxy Statement carefully and to complete, sign and return your Proxy in the postage prepaid envelope provided, even if you plan to attend the Annual Meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and wish to do so.

         The directors and officers of Regent Communications, Inc. appreciate your continuing interest in the business of the Company and hope that you can join us at the Annual Meeting.

                               Sincerely,


                               /S/ TERRY S. JACOBS

                               Terry S. Jacobs
                               Chairman of the Board and Chief Executive Officer

                           REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                            Covington, Kentucky 41011

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 1999

                                -----------------

         The Annual Meeting of Stockholders of Regent Communications, Inc., a Delaware corporation (the "Company"), will be held on Thursday, April 29, 1999 at 10:00 a.m., local time, at the Metropolitan Club, 50 RiverCenter Boulevard, 19th Floor, Covington, Kentucky, for the purpose of considering and acting on the following:

         1. A proposal to elect seven directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

         2. A proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 20,000,000 to 40,000,000 and the number of authorized shares of common stock from 30,000,000 to 60,000,000. A copy of the proposed amendment to the Amended and Restated Certificate of Incorporation is attached as Annex 1 to the Proxy Statement.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Holders of record of the Company's common stock and the Company's Convertible Preferred Stock at the close of business on April 1, 1999 are entitled to notice of and to vote at the Annual Meeting.

         Enclosed herewith is a Proxy Statement, Proxy and the Company's Annual Report for the year ended December 31, 1998.

                                       By Order of the Board of Directors:

                                       /S/ WILLIAM L. STAKELIN

April 15, 1999                         William L. Stakelin
                                       President and Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN WRITING OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                           REGENT COMMUNICATIONS, INC.
                    50 East RiverCenter Boulevard, Suite 180
                            Covington, Kentucky 41011

                            ------------------------

                                 PROXY STATEMENT

                            -------------------------


            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 29, 1999

         The Board of Directors of Regent Communications, Inc. ("Regent" or "the Company") is soliciting the enclosed Proxy from its stockholders for use at the Annual Meeting of Stockholders to be held on April 29, 1999 and at any adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about April 15, 1999. The record date for purposes of determining those stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as April 1, 1999.

         All properly executed proxies received pursuant to this solicitation and not revoked before they are voted will be voted as designated at the Annual Meeting, and those not designated will be voted FOR the director nominees named therein, FOR the proposed amendment set forth therein, and, in the proxyholders' best judgment, on any other matter that may properly come before the Annual Meeting and any adjournments thereof. Any stockholder giving the enclosed Proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or a duly executed proxy bearing a later date.

         The expense of this solicitation, which will include the cost of assembling and mailing the Notice, the Proxy Statement and Proxy, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of Regent, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Series C Convertible Preferred Stock.

         The Annual Report for the year ended December 31, 1998, including financial statements, is being mailed with this Proxy Statement.

         As of April 1, 1999, there were outstanding 240,000 shares of Regent Common Stock, 620,000 shares of Series A Convertible Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 3,720,620 shares of Series C Convertible Preferred Stock, 1,000,000 shares of Series D Convertible Preferred Stock, 447,842 shares of Series E Convertible Preferred Stock, 3,083,652 shares of Series F Convertible Preferred Stock and 372,406 shares of Series G Convertible Preferred Stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting, with the exception of the holder of the Series B Convertible Preferred Stock, which is only entitled to vote on the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, and the holder of the Series D Convertible Preferred Stock, which is entitled to .350136 vote for each outstanding share of Series D Convertible Preferred Stock. A majority of the outstanding shares entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of members of the Board of Directors of the Company has been designated by the Board at seven in accordance with the Company's Bylaws. At the Annual Meeting, seven directors will be elected and will hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors and the holders of the Series A, Series C and Series F Convertible Preferred Stock of the Company have nominated the seven incumbent directors for election by the stockholders at the Annual Meeting. All seven directors have agreed to serve if elected.

         It is the intention of the persons named as proxy holders in the Proxy to vote for the election of all nominees named. The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee shall be unable to serve, which is not now contemplated, the shares represented by proxy will be voted for such substitute nominee as the Board of Directors recommends, unless an instruction to the contrary is indicated on the proxy card.

         Delaware law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director. The Company's bylaws, however, provide that the individuals receiving the greatest number of votes shall be elected as directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of directors.

         In the event the number of individuals nominated for election exceeds the number of directors to be elected, then the holders of the Series A, Series C and Series F Convertible Preferred Stock will have the sole right to vote for and elect the individual(s) nominated by them, as a class, and the further right to vote for and elect any of the other directors who are not to be elected solely by the holders of another class or series of preferred stock.

         The holders of approximately 81% of the outstanding voting power of the Company are parties to a certain Second Amended and Restated Stockholders' Agreement dated as of June 15, 1998, pursuant to which they have agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time) as the Board of Directors of the Company. Currently, this group consists of Terry S. Jacobs, William L. Stakelin, Joel M. Fairman, William H. Ingram, Richard H. Patterson,
R. Glen Mayfield, and John H. Wyant, and the voting agreements contained in the Stockholders' Agreement will assure their election. See "Changes in Control."

         Below please find, with respect to each nominee for director of the Company, his age, principal occupation during the past five years, other positions he holds with the Company, if any, and the year in which he first became a director of Regent. Each of the nominees is currently a director of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.


INFORMATION REGARDING DIRECTOR NOMINEES

TERRY S. JACOBS (Age 56)

         Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a Director of Regent since its organization in November 1996. Mr. Jacobs served as President and Chief Executive

Office of a privately held radio broadcast company which he co-founded in 1993 under the name "Regent Communications, Inc." ("Regent I") and which acquired and operated 16 radio stations until its merger into Jacor Communications, Inc. in February 1997. Mr. Jacobs currently serves as a director of National Grange Mutual Insurance Company.

WILLIAM L. STAKELIN (Age 56)

         Mr. Stakelin has been President, Chief Operating Officer, Secretary and a Director of Regent since its organization in November 1996. He served as Executive Vice President and Chief Operating Officer of Regent I from 1995 until its merger into Jacor Communications, Inc. in February 1997. Mr. Stakelin served as President and Chief Executive Officer of Apollo Radio, Ltd., a privately-held radio broadcast company which he co-founded in 1988 and which acquired and operated nine radio stations until its sale to Regent I in 1995. He currently serves as a member of the Board of Directors of the National Advertising Council, the Associated Press and the Radio Advertising Bureau.

JOEL M. FAIRMAN (Age 70)

        Mr. Fairman has been Vice Chairman of the Board of Directors of Regent since the merger of Faircom Inc. into a subsidiary of Regent in June 1998. Mr. Fairman founded and organized Faircom Inc. ("Faircom") in April 1984 and was its Chairman of the Board, Chief Executive Officer and Treasurer from its inception to the date of the merger with Regent. Prior thereto, he was an investment banking executive, and a practicing attorney focusing on corporate transactions.

R. GLEN MAYFIELD (Age 57)

         Mr. Mayfield has served as a Director of Regent since May 1997, elected pursuant to the terms of Regent's Series A Convertible Preferred Stock to represent the holders of such stock. Since 1978, he has been President of Mayfield & Robinson, Inc. a management and financial consulting firm in Cincinnati, Ohio. Since August 1994, Mr. Mayfield has served as Vice President and a director of Mayson, Inc., a corporation 50% owned by him which serves as the general partner of River Cities Management Limited Partnership, the general partner of River Cities Capital Fund Limited Partnership, which holds 50% of the outstanding shares of Regent's Series A Convertible Preferred Stock. Mr. Mayfield is also a director of NS Group, Inc.

WILLIAM H. INGRAM (Age 59)

         Mr. Ingram has served since its formation in early 1997 as Chairman of the Board of Directors of Waller-Sutton Management Group, Inc., which manages Waller-Sutton Media Partners, L.P., an investment partnership focused on the media, communications, and entertainment industries ("Waller-Sutton"). Mr. Ingram has also served since 1973 as President and Chief Executive Officer of Sutton Capital Associates, Inc., an investment management firm co-founded by him, specializing in cable television, wireless telephony and related industries. Mr. Ingram has responsibility for all of such firm's activities, including identifying investments and determining and securing the financing needs of such investments. Mr. Ingram has been a member of the Board of Directors of Regent since June 1998.

RICHARD H. PATTERSON (Age 40)

         Mr. Patterson has served since its formation in early 1997 as a Vice President of Waller-Sutton Management Group, Inc. Since January 1, 1999, he has served as a principal of Fairway Advisors, LLC, a firm providing advisory services. From 1986 through 1998, Mr. Patterson was a partner of Waller Capital Corporation, a privately-owned cable television brokerage firm. Mr. Patterson has been a director of Regent since June 1998. He also serves as a director of KMC Telecom, Inc.

JOHN H. WYANT (Age 52)

         Mr. Wyant has served since its formation in 1992 as President of Blue Chip Venture Company, a venture capital investment firm which, together with its affiliates, manages an aggregate of approximately $180 million of committed capital for investment in privately held high growth companies. He has been a member of the Board of Directors of Regent since June 1998. Mr. Wyant is also a director of Zaring Homes, Inc., Delicious Brands, Inc. and a number of privately-held companies.

        There are no family relationships among any of the above named nominees for directors nor among any of the nominees and any executive officers of the company.

BOARD OF DIRECTORS AND COMMITTEES

         During the year ended December 31, 1998, the Board held three regularly scheduled meetings and two special meetings. Each director attended or participated in at least 75% of the meetings of the Board of Directors and all committees on which he served in 1998. The Board of Directors currently has two standing committees of the Board of Directors, the Compensation Committee and the Audit Committee.

COMPENSATION COMMITTEE

         The Compensation Committee consists of three directors, Messrs. Ingram, Patterson and Wyant. The Compensation Committee held one meeting during 1998. The basic function of the Compensation Committee is to review salaries, bonuses and other elements of compensation of executive officers and other key employees, as well as to determine stock option grants to executive officers and other key employees and make recommendations on such matters to the full Board of Directors.

AUDIT COMMITTEE

         The Audit Committee consists of three directors, Messrs. Ingram, Mayfield, and Wyant. The Audit Committee reviews the financial statements of the Company, consults with the Company's independent auditors and considers such other matters with respect to the internal and external audit of the affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. The Audit Committee held two meetings during 1998.

COMPENSATION OF DIRECTORS

         Each of the director nominees is either an employee of the Company or serves as a director pursuant to the terms of a series of the Company's Preferred Stock representing the holders thereof and, as such, does not receive compensation for his services as a director; however, each director is reimbursed for the reasonable out-of-pocket expenses incurred by him in connection with his duties as a director, including attending meetings of the Board and any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During the year ended December 31, 1998, the Compensation Committee consisted of three members, Messrs. Ingram, Patterson and Wyant.

         As part of the June 1998 Transactions, River Cities Capital Fund Limited Partnership ("River Cities") purchased from the Company 100,000 shares of the Company's Series F Convertible Preferred Stock for $5.00 per share and received, in connection therewith, a five-year warrant to purchase 20,000 shares of the Company's common stock at an exercise price of $5.00 per share. River Cities' acquisition on June 15, 1998 of such Series F Convertible Preferred Stock and related warrant was part of the placement of a total of 2,050,000 shares of the Series F Convertible Preferred Stock made pursuant to the terms of a certain Stock Purchase Agreement, dated as of June 15, 1998 among the Company, River Cities, Waller-Sutton, William H. Ingram and the other purchasers named therein (the "Series F Purchase Agreement"), and was on the same terms as the other purchasers under the Series F Purchase Agreement.

         The Company has subsequently issued a total of 1,033,652 additional shares of its Series F Convertible Preferred Stock to the existing Series F holders pursuant to the terms of the Series F Purchase Agreement at the prescribed purchase price of $5.00 per share. Of these additional shares, a total of 400,000 shares were issued on November 30, 1998 and a total of 633,652 shares were issued on February 23, 1999. The additional Series F shares issued to Waller-Sutton, River Cities and William H. Ingram are as follows:

                                     Waller-Sutton                River Cities              William H. Ingram
                                     -------------                ------------              -----------------
        November 30, 1998            195,123 shares               19,512 shares                9,756 shares
        February 23, 1999            286,022 shares               75,910 shares               14,301 shares

William H. Ingram and Richard H. Patterson, who are directors of the Company, are managing members of the general partner of Waller-Sutton and directors and executive officers of the managing agent of Waller-Sutton.


         Pursuant to the terms of the Series F Purchase Agreement, Waller-Sutton Management Group, Inc. receives an annual monitoring fee of $75,000. William H. Ingram is a stockholder of Waller-Sutton Management Group, Inc.

         On January 11, 1999, the Company entered into an agreement to sell 372,406 shares of its Series G Convertible Preferred Stock at a purchase price of $5.00 per share to the following existing stockholders:

                Shareholder                                               No. of Shares
                -----------                                               -------------
                Blue Chip Capital Fund II Limited Partnership                315,887
                Terry S. Jacobs                                               50,000
                William L. Stakelin                                            3,200
                Joel M. Fairman                                                3,319

Messrs. Jacobs, Stakelin and Fairman are executive officers and directors of the Company. Jack H. Wyant, a director of the Company, is a beneficial owner and manager of the general partner of Blue Chip Capital Fund II Limited Partnership. The Company's Board of Directors, with Messrs. Jacobs, Stakelin, Fairman and Wyant abstaining, determined the fair market value of the Series G shares on January 11, 1999 to be $5.00 per share.

                                   PROPOSAL 2

                  PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK AND COMMON STOCK

         At its meeting on February 25, 1999, the Board of Directors of the Company approved resolutions declaring it advisable to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares of preferred stock from 20,000,000 to 40,000,000 and the number of authorized shares of common stock from 30,000,000 to 60,000,000, and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting to be held on April 29, 1999. The full text of the proposed amendment to the Company's Certificate of Incorporation is attached as Annex 1 to this Proxy Statement.

         The terms of the shares of preferred stock to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters will be determined by the Board of Directors.

         The Board of Directors believes the proposed amendment is desirable because it would provide the Board the ability to issue shares for future acquisitions or for other purposes when the Board deems such issuance to be advantageous. The additional shares of common and preferred stock could be issued in connection with public offerings or private placements or other financial transactions, acquisitions, stock dividends, employee stock plans and for other general corporate purposes. The Board has no current plans, arrangements, agreements or understandings regarding the issuance of the additional authorized common or preferred shares, should the proposed amendment be approved and adopted.

VOTE REQUIRED FOR APPROVAL

         The proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized preferred shares and common shares will be submitted to the Company's stockholders for their approval at the Annual Meeting. Approval and adoption of the proposed amendment requires the vote of the holders of a majority of the outstanding shares of common stock and preferred stock entitled to vote at the Annual Meeting, voting together as a class.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.


                               EXECUTIVE OFFICERS

         The executive officers of the Company, their ages, and the positions they hold with the Company are as follows:

Name                              Age               Position
----                              ---               --------

Terry S. Jacobs                   56                Chairman of the Board,
                                                    Chief Executive Officer, Treasurer

William L. Stakelin               56                President, Chief Operating Officer,
                                                    Secretary



Joel M. Fairman                   70                Vice Chairman

Fred L. Murr                      51                Senior Vice President

Anthony A. Vasconcellos           34                Vice President and
                                                    Chief Financial Officer

Matthew A. Yeoman                 32                Vice President-Finance

         Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board. Information with respect to the business experience, principal occupations during the past five years and affiliations of the executive officers of Regent who are not also directors is set forth below. Information regarding Messrs. Jacobs, Fairman and Stakelin is set forth above.

         Fred L. Murr has been employed by Regent as Senior Vice President since June 1997. Mr. Murr entered broadcasting in 1972 as a sales representative for radio station WINN in Louisville, Kentucky, which at that time was owned by Bluegrass Broadcasting Co., a company operated by Mr. Stakelin. Mr. Murr joined Apollo Radio Ltd. when that company was formed by Mr. Stakelin in 1988, serving in the capacity as Vice President/General Manager of KUDL/KMXV in Kansas City, Missouri. In October 1995, he joined Regent I upon the sale of Apollo to that company and become Vice President/General Manager of a five-station group in Las Vegas, where he served until Regent I was acquired by Jacor Communications, Inc. in February 1997.

         Anthony A. Vasconcellos, a Certified Public Accountant, joined Regent in September 1998 as Vice President and Chief Financial Officer. Mr. Vasconcellos served as an auditor for the international accounting firm of Coopers & Lybrand from July 1987 to September 1991. From October 1991 to September 1998, he was a senior financial and accounting manager with LensCrafters, Cincinnati, Ohio and Toronto, Ontario, Canada, a company with 800 retail stores and $1.2 billion in revenues. His duties included oversight of the general accounting function, external and internal reporting and analysis, development and maintenance of financial systems. From February 1992 to March 1994, Mr. Vasconcellos served as Controller of LensCrafters' Canadian subsidiary.

         Matthew A. Yeoman has been Vice President - Finance and Assistant Secretary of the Company since March 1997. In 1993, he left his position with Jacor Communications, Inc. to assist Mr. Jacobs in the formation and operation of Regent I, where he held the position of Controller until its merger into Jacor Communications, Inc in February 1997.

                             EXECUTIVE COMPENSATION

         The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers (the "named executives") during each of the last two fiscal years (three fiscal years in the case of Mr. Fairman).


                                            SUMMARY COMPENSATION TABLE

                         ---------------------------------------------------------- ------------------------------------
                                            ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
------------------------ ---------------------------------------------------------- ------------------------------------
                                                                                        SECURITIES
  NAME AND PRINCIPAL                 SALARY          BONUS         OTHER ANNUAL         UNDERLYING        ALL OTHER
       POSITION            YEAR      ($)(a)          ($)       COMPENSATION ($)(b)      OPTIONS (#)     COMPENSATION ($)
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------
Terry S. Jacobs
Chairman and              1998       214,038         ---               ---              608,244(c)          ---
Chief Executive           1997        10,500         ---               ---                  ---             ---
Officer
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------
William L. Stakelin
President and             1998       192,884         ---               ---              608,244(c)          ---
Chief Operating           1997        10,500         ---               ---                  ---             ---
Officer
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------
Joel M. Fairman (d)       1998       224,928         ---               ---              177,492(e)           13,905(f)
Vice Chairman             1997       125,438        28,000             ---                  ---              29,574(f)
                          1996       102,672        28,000             ---                  ---              26,639(f)
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------
Fred L. Murr (g)          1998       110,692         ---               ---               25,000(c)          ---
Senior Vice               1997        34,615         ---               ---                  ---             ---
President
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------
Matthew A. Yeoman         1998        81,154       25,000              ---               15,000(c)          ---
Vice President -          1997        56,539         ---               ---                ---               ---
Finance
------------------------ -------- -------------- ------------- -------------------- ----------------- ------------------

(a) Includes amounts deferred at the election of the recipient under the Company's 401(k) plan.
(b) Management believes that the aggregate amount of perquisites and other personal benefits for each year for each named executive did not exceed the lesser of $50,000 or 10% of his total salary and bonus for that year.
(c) Represents the number of shares of the Company's common stock issuable upon exercise of options granted to the named executive under the Company's 1998 Management Stock Option Plan.
(d) Mr. Fairman became an executive officer of the Company in June 1998 at the time of the Company's merger with Faircom Inc. Compensation set forth for Mr. Fairman includes his total 1998 compensation both from the Company and from Faircom Inc. Compensation set forth for Mr. Fairman for 1997 and 1996 was paid by Faircom Inc.
(e) Represents the number of shares of Series C Convertible Preferred Stock of the Company issuable upon exercise of options granted to Mr. Fairman under the Regent Communications, Inc. Faircom Conversion Stock Option Plan in connection with the merger with Faircom Inc. in June 1998.
(f) Represents premiums paid by the Company or Faircom Inc. with respect to a life insurance policy owned by Mr. Fairman and tax "gross up" amounts with respect thereto.
(g)  Mr. Murr joined the Company in June 1997.

REPORT OF BOARD OF DIRECTORS AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

         Regent became subject to the reporting requirements of the Securities Exchange Act of 1934 on June 15, 1998. On that date, Regent's
Board of Directors was expanded to its current seven members. In August 1998, the Board of Directors established the Compensation Committee. The Compensation Committee met one time during the latter part of 1998 and, to date, has not adopted compensation policies applicable to the Company's executive officers, although it is the intention of the Committee to adopt such policies in 1999. The Board of Directors served the function of a compensation committee until August 1998 when the Board established the Compensation Committee.

         During 1998, Terry S. Jacobs, the Company's Chairman and Chief Executive Officer, received a base salary as established by his employment agreement with the Company dated effective March 1, 1998. Mr. Jacobs' employment agreement was approved by the Company's Board of Directors on February 16, 1998. See "Executive Compensation - Employment Agreements." At the time of such approval, the Board was comprised of Messrs. Jacobs, Stakelin and Mayfield. Mr. Jacobs abstained from voting on approval of his employment agreement.

         In establishing Mr. Jacobs' base salary for purposes of his employment agreement, the Company's Board of Directors considered his 20 years of experience in the broadcasting industry, as well as how his salary and incentive bonus structure related to compensation he received from his prior broadcasting companies and what it perceived to be fair and competitive with those of executives with similar responsibilities at broadcasting companies that are considered to be comparable in terms of assets and revenue.


BOARD OF DIRECTORS AND COMPENSATION COMMITTEE MEMBERS:

TERRY S. JACOBS
WILLIAM L. STAKELIN
R. GLEN MAYFIELD
JOEL M. FAIRMAN
WILLIAM H. INGRAM (Committee Member)
RICHARD H. PATTERSON (Committee Member)
JOHN H. WYANT (Committee Member)

OPTION GRANTS IN 1998

         The following table sets forth certain information with respect to stock options to purchase shares of the Company's common stock awarded during 1998 to the Chief Executive Officer and the named executives.

-----------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES
                                                                                       OF STOCK PRICE APPRECIATION
                                                                                             FOR OPTION TERM
-----------------------------------------------------------------------------------------------------------------------
                      NUMBER OF       PERCENT OF
                     SECURITIES     TOTAL OPTIONS
                     UNDERLYING       GRANTED TO      EXERCISE     MARKET
                       OPTIONS       EMPLOYEES IN       PRICE      PRICE    EXPIRATION
    NAME             GRANTED (#)    FISCAL YEAR(a)     ($/sh)      ($/sh)      DATE        5%($)       10%($)     0%($)(e)
-------------------- -------------  ---------------   ---------  ---------  ----------  -------------  ---------  ---------
Terry S. Jacobs       608,244(b)          46%            5.00       5.00     06/15/08    1,912,606     4,846,921     0
-------------------- -------------  ---------------   ---------  ---------  ----------  -------------  ---------  ---------
William L. Stakelin   608,244(b)          46%            5.00       5.00     06/15/08    1,912,606     4,846,921     0
-------------------- -------------  ---------------   ---------  ---------  ----------  -------------  ---------  ---------
Joel M. Fairman        25,635(c)         1.9%            1.10       5.00     05/23/00      112,950       126,729   99,812
                       16,662(c)         1.3%            1.20       5.00     12/04/01       76,352        90,796   63,221
                      135,195(c)        10.2%            3.73       5.00     07/01/02      317,307       485,350  171,630
-------------------- -------------  ---------------   ---------  ---------  ----------  -------------  ---------  ---------
Fred L. Murr           25,000(d)         1.9%            5.00       5.00     08/10/08       78,612       199,218     0
-------------------- -------------  ---------------   ---------  ---------  ----------  -------------  ---------  ---------
Matthew A. Yeoman      15,000(d)         1.1%            5.00       5.00     08/10/08       47,167       119,531     0
-------------------- -------------  ---------------  ----------  ---------  ----------  -------------  ---------  ---------

(a) Total options granted to all executive officers and other employees of the Company in 1998 were for an aggregate of 1,321,488 shares of Regent's common stock, excluding 274,045 options exercisable for the Company's Series C Convertible Preferred Stock issued to employees of Faircom Inc. in replacement of their outstanding Faircom stock options upon the merger with Faircom Inc. in June 1998.

(b) Represents the number of shares of the Company's common stock issuable upon the exercise of options granted to the named executive effective June 15, 1998 under the Company's 1998 Management Stock Option Plan. The options are exercisable in three annual installments (up to 1/3 each year) commencing on June 15, 1999 or, if deemed to be incentive stock options, in ten annual installments (up to 1/10 each year) commencing on June 15, 1998.

(c) Represents the number of shares of the Company's Series C Convertible Preferred Stock issuable upon the exercise of options granted under the Regent Communications, Inc. Faircom Conversion Stock Option Plan in connection with the merger with Faircom Inc. in June 1998. All of these options are currently exercisable.

(d) Represents the number of shares of the Company's common stock issuable upon the exercise of options granted to the named executive on August 11, 1998 under the Company's 1998 Management Stock Option Plan. The options are exercisable in five annual installments (up to 1/5 each year) commencing on August 11, 1999.

(e) Represents the value of options at grant-date market price.


EMPLOYMENT AGREEMENTS

         The Company has employment agreements with Terry S. Jacobs and William
L. Stakelin, pursuant to which Mr. Jacobs is employed as Chairman and Chief Executive Officer of Regent and Mr. Stakelin is employed as President and Chief Operating Officer of Regent, each for an initial term commencing March 1, 1998 and ending April 30, 2001. Under their employment agreements, Mr. Jacobs and Mr. Stakelin are entitled to base salaries of $250,000 and $225,000, respectively, which amounts are subject each 12-month period to an increase in the discretion of the Board of Directors and to a mandatory cost-of-living increase tied to the Consumer Price Index-All Items. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive a discretionary annual bonus. Such bonus, if any, is to be determined by the Board of Directors of Regent and based on performance of the employee and Regent and the achievement of certain goals established for each year. As a guideline, the employment agreements reflect the expectation of the parties that performance during a fiscal year that is rated as "good" should merit a discretionary bonus equal to 50% of the employee's base salary for that fiscal year, with an unspecified higher percentage for performances of "excellent" or "outstanding," an unspecified lower percentage for performances of only "satisfactory," and no bonus for performances of "poor." In addition, the employment agreements entitle Messrs. Jacobs and Stakelin each to receive grants of incentive and non-qualified options to acquire capital stock of Regent in the discretion of the Board of Directors to purchase such number of shares of Regent's common stock as would equal 5.5% of Regent's common stock outstanding from time to time (assuming the exercise of all then outstanding warrants and options covering Regent's capital stock and the conversion of all securities then convertible into Regent capital stock) provided, however, that such number shall not exceed 733,333 without further approval of the Company's Board of Directors and Waller-Sutton. All options are to have an exercise price per share determined by the Company's Board of Directors (but not less than the greater of the per share fair market value of the underlying common stock on the date of grant and $5.00 per share). Grants of incentive stock options are to vest over a period of ten years (10% per year) and are to be exercisable for ten years from the date of grant. Grants of non-qualified stock options are to vest over a period of three years (33% per year) and have an exercise period of ten years from the date of grant. All unvested options will fully vest immediately upon a change of corporate control of Regent or a sale of substantially all of its assets. The employment agreements also provide for Messrs. Jacobs and Stakelin to receive use of an automobile, parking and automobile insurance coverage at Regent's expense and other benefits available to key management employees generally.

         The employment agreements of Messrs. Jacobs and Stakelin are terminable by them upon six months' notice which may not be given until December 15, 1999 and are terminable by Regent at any time. In the event of a termination by reason of the employee's death or disability or in the event of a termination by Regent without cause, then (a) Regent is required to purchase, and the employee is required to sell to Regent, (i) all shares of Regent stock owned by him at a price equal to its fair market value as of the date of termination and (ii) all vested stock options held by him at a price equal to the excess of the fair market value of the underlying stock over the exercise price, (b) all unvested options will terminate, and (c) the employee is entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, the employee is also entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment agreements entitle Mr. Jacobs or Mr. Stakelin, as the case may be, to receive, in addition to base salary and bonus prorated through the date of termination, the greater of his current base salary for an additional 12-month period or his current base salary throughout the remaining portion of the current three-year term of the employment agreement. Messrs. Jacobs and Stakelin are subject to customary non-competition and non-solicitation covenants during their period of employment with Regent and for an 18-month period thereafter (12 months in the case of a termination of employment by Regent without cause where severance is being paid) as well as customary confidentiality covenants.

         Joel M. Fairman is currently employed by Regent as Vice Chairman of the Board under a two-year employment agreement, commencing on June 15, 1998. As part of the merger with Faircom Inc. in June 1998, Regent agreed to continue to engage Mr. Fairman as a consultant for the one-year period thereafter in accordance with the terms of a standard consulting agreement to be entered into between Regent and Mr. Fairman at that time. During the term of the employment agreement and the consulting agreement, Mr. Fairman is entitled to receive annual base compensation equal to $190,000.

     The employment and consulting agreements provide for Mr. Fairman to receive a discretionary annual bonus which, if awarded, would be in such amount as may be determined by the Board of Directors of Regent and would be based on the performance of Mr. Fairman and of Regent and the achievement of certain goals established for each year. In addition, Mr. Fairman is entitled to receive grants of incentive or non-qualified options to acquire capital stock of Regent under Regent's 1998 Management Stock Option Plan in the discretion of the Compensation Committee of the Board of Directors. The employment agreement also contains Regent's agreement to seek to cause Mr. Fairman to be elected and re-elected to the Board of Directors of Regent to serve throughout the term of his employment and consultancy with Regent and for two years thereafter, except if his employment has been terminated for cause. The employment agreement obligates Regent to continue the lease formerly utilized by Faircom at Suite 220, Old Brookville, New York, pursuant to the existing lease terms through the end of the employment and consultation periods. The employment and consulting agreements also provide for Mr. Fairman to own a term life insurance policy paid for by Regent and to receive use of an automobile and automobile insurance coverage at Regent's expense and other benefits available to key management employees generally.

     The employment agreement of Mr. Fairman is terminable by him upon 90 days' prior written notice and is terminable by Regent at any time. In the event of a termination by reason of Mr. Fairman's death or disability or in the event of a termination by Regent without cause, Mr. Fairman would be entitled to receive his base salary through the termination date and, in the event of disability, for up to one year after termination during the continuation of disability. In the case of termination due to death or disability, Mr. Fairman would also be entitled to a prorated portion of any bonus to which he otherwise would have been entitled. If employment is terminated by Regent without cause, the employment and consulting agreements entitle Mr. Fairman to receive, in addition to his base salary and any bonus prorated through the date of termination, the greater of his base salary for an additional 12-month period or his base salary throughout the remaining portion of the current term of his employment and consulting agreements. Mr. Fairman is subject to customary non-competition and non-solicitation covenants during his period of employment and consultancy with Regent and for an 18-month period thereafter (except in the case of a termination of employment by Regent without cause), as well as customary confidentiality covenants.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such reports received by it, and upon written representations from certain reporting persons, the Company believes that, for the period from June 15, 1998 (the date the Company's Series C Convertible Preferred Stock was deemed registered under Section 12 of the Securities Exchange Act of 1934) through December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were complied with on a timely basis except that each of Terry S. Jacobs, William L. Stakelin, R. Glen Mayfield, Joel M. Fairman, John H. Wyant, William H. Ingram, Richard H. Patterson, Fred L. Murr, Anthony A. Vasconcellos, Matthew A. Yeoman, Blue Chip Venture Company, Ltd., Waller-Sutton Media Partners, L.P. and Waller-Sutton Media, L.L.C. filed one report late. In each case, the late filing was the initial ownership report required to be filed on Form 3.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 6, 1999, Terry S. Jacobs, the Chairman and Chief Executive Officer and a director of the Company, made a $250,000 unsecured loan to the Company. The promissory note evidencing the loan provided for interest on the unpaid principal balance to be paid to Mr. Jacobs at the rate per annum equal to the effective annual percentage rate paid by Mr. Jacobs to third parties for such funds. The purpose of the loan was to provide the Company with funds on a short-term basis to cash collateralize a letter of credit used by the Company as an escrow deposit in connection with its pending acquisition of radio stations in the St. Cloud, Minnesota market. The principal amount of the loan was repaid in full on February 26, 1999, with interest of $4,125.

         The Company obtains all of its property and casualty insurance and director and officer liability insurance coverages through Jacobs Insurance Agency, Inc., an insurance brokerage firm 90% owned by Mr. Jacobs and members of his immediate family. In 1998, the Company paid $221,500 in insurance premiums to Jacobs Insurance Agency, Inc. Of that amount, $37,500 constituted commission income retained by the agency. The Company believes that its insurance cost is comparable to or less than the cost of insurance which the Company would be able to obtain through unaffiliated third parties for comparable coverages.

         On June 15, 1998, the Company issued to River Cities a five-year warrant to purchase 80,000 shares of the Company's common stock at an exercise price of $5.00 per share. This warrant was issued as an inducement to River Cities, as a holder of the Company's Series A Convertible Preferred Stock, to approve the merger transaction with Faircom Inc. consummated as part of a series of mergers, acquisitions, borrowings and issuances of additional equity (the "June 1998 Transactions"). R. Glen Mayfield, a director of the Company, is the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Management Limited Partnership, the general partner of River Cities.

                               CHANGES IN CONTROL

         As part of the June 1998 Transactions, the Company acquired control of 31 radio stations located in California, Arizona, Michigan and Ohio. The cash needed for these transactions was provided by bank financing from the Company's senior credit facility with Bank of Montreal, Chicago Branch, General Electric Capital Corporation and Bank One, Indianapolis, NA, and by the proceeds from the sale of shares of the Company's convertible preferred stock, most of which have full voting rights. Additional shares of the Company's convertible preferred stock with full voting rights were issued in the merger transactions.

         Prior to the June 1998 Transactions, approximately 51.5% of the Company's outstanding voting stock was held by Terry S. Jacobs. As a result of these transactions and a subsequent purchase by Mr. Jacobs of 50,000 shares of Series G Convertible Preferred Stock in January 1999, Mr. Jacobs now holds approximately 5.3% of the outstanding voting power of the Company. The Company's voting stock is now dispersed among numerous stockholders with no single stockholder holding a majority. The Company's largest single stockholder is Blue Chip Capital Fund II Limited Partnership ("Blue Chip"), which holds 1,702,718 shares of the Company's Series C Convertible Preferred Stock and 315,887 shares of the Company's Series G Convertible Preferred Stock, representing approximately 22.8% of the Company's outstanding voting power. John H. Wyant is a beneficial owner and manager of the general partner of Blue Chip as well as a beneficial owner and manager of the general partner of Miami Valley Venture Fund L.P. ("Miami Valley"), which holds 300,479 shares of the Company's Series C Convertible Preferred Stock. All of the shares of Series C Convertible Preferred Stock were issued in exchange for shares of common stock of Faircom Inc. in the merger with Faircom consummated as part of the June 1998 Transactions, and the shares of Series G Convertible Preferred Stock were issued in a placement of preferred stock by the Company in February 1999. The Faircom Inc. common stock was acquired by Blue Chip and Miami Valley upon conversion prior to the merger of $7,500,000 in principal amount of subordinated notes of Faircom Inc. Together, Blue Chip and Miami Valley hold approximately 26.2% of the Company's outstanding voting power.

         The Company's next largest stockholder is Waller-Sutton, which purchased, as part of the June 1998 Transactions, 1,000,000 shares of the Company's Series F Convertible Preferred Stock for $5,000,000 and acquired an additional 400,640 shares of the Company's Series C Convertible Preferred Stock by having purchased for $1,500,000 certain subordinated notes of Faircom Inc. which were ultimately converted into the Company's Series C Convertible Preferred Stock in the merger with Faircom. Waller-Sutton subsequently acquired an additional 195,123 shares of the Company's Series F Convertible Preferred Stock in a placement of preferred stock by the Company in November 1998 and an additional 286,022 shares of the Company's Series F Convertible Preferred Stock in a placement of preferred stock in February 1999. Waller-Sutton is managed by Waller-Sutton Management Group, Inc., of which William H. Ingram is Chairman of the Board of Directors. Mr. Ingram holds personally 74,057 shares of the Company's Series F Convertible Preferred Stock, 50,000 shares of which he acquired as part of the June 1998 Transactions, 9,756 shares of which he acquired in November 1998 and 14,301 shares of which he acquired in February 1999, all at $5.00 per share. These combined holdings of Waller-Sutton and Mr. Ingram constitute approximately 22.1% of the outstanding voting power of the Company, not including warrants held by Waller-Sutton and Mr. Ingram to purchase a total of 660,000 shares of the Company's common stock for $5.00 per share. The exercise of these warrants could increase Waller-Sutton's and Mr. Ingram's combined voting interest in the Company to approximately 29.6%. Waller-Sutton and Mr. Ingram have agreed, subject to certain conditions, to purchase an additional 544,798 shares of the Company's Series F Convertible Preferred Stock at $5.00 per share to finance future acquisitions. Should this purchase occur, Waller-Sutton's and Mr. Ingram's combined voting interest in the Company, assuming exercise of their warrants in full (and assuming no other exercises of outstanding warrants by the holders thereof), could increase to approximately 35.8%.

     In conjunction with the June 1998 Transactions, the holders of approximately 81% of the outstanding voting power of the Company entered into a Second Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") by which they agreed to vote all of their shares for the election of a specific group of seven individuals (to be identified from time to time) as the Board of Directors of the Company. Currently, this group consists of Terry
S. Jacobs, William L. Stakelin, Joel M. Fairman, William H. Ingram, Richard Patterson, R. Glen Mayfield and John H. Wyant, and the voting agreements contained in the Stockholders' Agreement will assure their election. These voting agreements are to remain in effect until terminated by the Company, Waller-Sutton and the stockholders beneficially owning more than 50% of the Company's Common Stock or until the Company has completed an underwritten public offering of the Company's common stock at not less than $12.00 per share (equitably adjusted for any stock splits, reverse stock splits, or stock dividends), which generates not less than $25,000,000 of gross proceeds to the Company (excluding the effect of any over-allotment option).

         Under the terms of the Stockholders' Agreement, the Company has agreed that, for so long as Waller-Sutton and the other purchasers of the Series F Convertible Preferred Stock of the Company, and their permitted transferees, own 10% or more of the voting stock of the Company, the Company may not take or permit to occur (and the parties to the Stockholders' Agreement will not consent to, authorize or vote for) any of the following events or actions, unless such has been approved in advance, in writing, by Waller-Sutton:

         (a) any merger or consolidation of the Company with any other entity, and any merger or consolidation of any subsidiary of the Company with any other entity other than the Company or another wholly-owned subsidiary of the Company;

         (b) the purchase or lease by the Company or any subsidiary thereof of any business or assets, other than the purchase or lease of assets in the ordinary course of business (not to include the purchase or lease of any radio broadcasting station or Federal Communications Commission ("FCC") license), or the execution of any agreement providing for the purchase, lease, construction or management of or in respect of radio broadcasting stations (including time brokerage agreements and local marketing agreements and the like);

         (c) the sale of any assets of the Company or any subsidiary thereof, or the execution of any agreement in respect thereof (other than the sale of advertising time and excess or obsolete furniture, fixtures or equipment in the ordinary course of business);

         (d) the issuance or sale of any equity or debt securities of the Company or any subsidiary thereof or any rights to acquire any of such equity or debt securities (including options and warrants) or the issuance or sale of stock appreciation or other "phantom" stock rights, other than permitted issuances pursuant to existing agreements, or the execution of any agreements in respect thereof;

         (e) the incurrence or assumption of any indebtedness for borrowed money, secured by a lien, or pursuant to guaranties by the Company or any subsidiary thereof, other than indebtedness permitted under the Company's current senior debt facility;

         (f) any change of control of the Company;

         (g) any amendment to the Company's 1998 Management Stock Option Plan or the adoption of any other stock option, stock purchase or restricted stock appreciation right plan;

         (h) any amendment to the Amended and Restated Certificate of Incorporation or By-Laws of the Company;

         (i) the execution by the Company or any party to the Stockholders' Agreement of any voting, voting trust, registration rights or stockholders agreements with respect to the Company or any of its shares of capital stock (other than the Stockholders' Agreement and a Registration Rights Agreement of even date therewith); or

         (j) the execution by the Company of any contract or agreement for the construction or management of radio stations.

         Waller-Sutton has consented to the proposed amendment to the Company's Certificate of Incorporation as described herein.

         The Stockholders' Agreement also provides for the obligation of the Company to repurchase shares of the Company's convertible preferred stock held by the parties to the Stockholders' Agreement after five years from date of issuance if Waller-Sutton requests that the Company repurchase the Eligible Put Shares (as defined therein) held by Waller-Sutton. In the event the Company should fail to repurchase such shares within the time requirements set forth in the Stockholders' Agreement (from a minimum of six months to as long as one year, depending on the circumstances), Waller-Sutton would have the right under the Stockholders' Agreement to require the election of such additional designees of Waller-Sutton to the Board of Directors of the Company such that, after giving effect thereto, the designees of Waller-Sutton elected to the Board under the terms of the Stockholders' Agreement would constitute a majority of the members of the Board. The exercise of such "put" rights could likely result in a change of control of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 1, 1999, the number and percentage by class of the Company's securities held by (i) persons known to the Company to be beneficial owners of more than 5% of a class of the Company's securities, (ii) the Company's directors and director-nominees, (iii) those executive officers of the Company named in the Summary Compensation Table appearing under "Executive Compensation," and (iv) all such named executive officers and all directors and director-nominees of the Company, as a group.

                                  COMMON STOCK
                                  ------------

                                                                      Amount and                  Percent
                                                                       Nature of                 of Class(a)
                                                                       Beneficial
      Name and Address of Beneficial Owner(a)                         Ownership(a)
      ---------------------------------------                         ------------

      Waller-Sutton Media Partners, L.P.                              2,531,785 (b)                91.3%
      Blue Chip Venture Company, Ltd.                                 2,319,084 (c)                90.6%
      WPG Corporate Development
        Associates V, L.L.C. and affiliated fund                      1,092,743 (d)                82.0%
      BMO Financial, Inc.                                             1,000,000 (e)                80.7%
      General Electric Capital Corporation                              970,285 (f)                80.2%
      River Cities Capital Fund Limited Partnership                     595,422 (g)                71.3%
      Terry S. Jacobs                                                   490,000 (h)                80.3%
      William L. Stakelin                                               163,200 (i)                57.6%
      Joel M. Fairman                                                   350,000 (j)                59.3%
      John H. Wyant                                                   2,319,084 (c)                90.6%
      William H. Ingram                                                  84,057 (k)(b)             25.9%
      Richard H. Patterson                                                    0 (b)                 0.0%
      R. Glen Mayfield                                                  595,422 (g)                71.3%
      Fred L. Murr                                                            0                     0.0%
      Matthew  A. Yeoman                                                      0                     0.0%
      PNC, National Association, Trustee                                276,694 (l)                53.6%
      Thomas P. Gammon                                                  242,592 (m)                50.3%
      Alta California Broadcasting, Inc.                                194,750 (n)                44.8%
      John E. Risher                                                     54,253 (o)                18.4%
      Jack  M. Gertino                                                   40,000 (p)                14.5%
      Robert P. Quinn                                                    18,892 (q)                 7.3%
      Homer Cutrubus                                                     18,529 (r)                 7.2%
      John C. Jansing                                                    18,823 (s)                 7.3%
      Anthony Pantaleoni                                                 15,509 (s)                 6.1%
      Stephen C. Eyre                                                    14,100 (s)                 5.6%
      David L. Durbano                                                   15,290 (t)                 6.0%
      All named executive officers and
        directors as a group (9 persons)                              4,001,763 (u)               100.0%


                                 PREFERRED STOCK
                                 ---------------

                                                                       Amount and                  Percent
                                                                        Nature of                of Class(a)
                                                                       Beneficial
      Name and Address of Beneficial Owner(a)                         Ownership(a)
      ---------------------------------------                         ------------

      Blue Chip Venture Company, Ltd.                                  2,319,084 (c)               22.6%
      Waller-Sutton Media Partners, L.P.                               1,881,785 (b)               18.4%
      General Electric Capital Corporation                             1,370,285 (f)               13.4%
      BMO Financial, Inc.                                              1,000,000 (e)                9.8%
      WPG Corporate Development
        Associates V, L.L.C. and affiliated fund                         962,743 (d)                9.4%
      Terry S. Jacobs                                                    350,000 (h)                3.4%
      William L. Stakelin                                                 23,200 (i)                 *
      Joel M. Fairman                                                    350,000 (j)                3.4%
      John H. Wyant                                                    2,319,084 (c)               22.6%
      William H. Ingram                                                   74,057 (k)(b)             *
      Richard H. Patterson                                                     0 (b)                0.0%
      R. Glen Mayfield                                                   495,422 (g)                4.8%
      Fred L. Murr                                                             0                    0.0%
      Matthew A. Yeoman                                                        0                    0.0%
      All named executive officers and
        directors as a group (9 persons)                               3,296,763 (u)              100.0%

------------
     * Less than 1%.

(a) The Securities and Exchange Commission has defined "beneficial ownership" to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of affiliated companies as to which beneficial ownership may be disclaimed. Addresses of 5% beneficial owners appear in the notes below.

       Shares issuable upon conversion of convertible securities or upon exercise of options or warrants within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons believed to own beneficially such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of overall voting power of any other person. In other words, the percent of class specified for each beneficial owner represents the highest percentage of the class that owner could own, assuming such owner converts all convertible securities and exercises all options and warrants that are convertible or exercisable by him within 60 days and assuming that no other beneficial owner converts convertible securities or exercises options or warrants. Calculation of percentage ownership is based upon a total of 240,000 shares of common stock and 10,244,520 shares of preferred stock currently outstanding

(b) Represents the following securities held in the name of Waller-Sutton Media Partners, L.P.: (A) 1,481,145 shares of the Company's Series F Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; (B) 400,640 shares of the Company's Series C Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; and (C) solely for purposes of determining the amount and percentage ownership of the Company's common stock, warrants currently exercisable for 650,000 shares of the Company's common stock. William H. Ingram and Richard H. Patterson, directors of the Company, are managing members of Waller-Sutton Media, LLC, the general partner of Waller-Sutton Media Partners, L.P., and are directors, executive officers and stockholders of Waller-Sutton Management Group, Inc., the managing agent of Waller-Sutton Media Partners, L.P. Each of Messrs. Ingram and Patterson has advised the Company that he has neither sole nor shared voting or investment powers with respect to the securities held by Waller-Sutton Media Partners, L.P. The address of Waller-Sutton Media Partners, L.P. is 18 Bank Street, Suite 202, Summit, New Jersey 07901.

(c) Represents: (A) 1,702,718 shares of the Company's Series C Convertible Preferred Stock held by Blue Chip Capital Fund II Limited Partnership ("Blue Chip II"), which preferred shares are convertible at any time into shares of the Company's common stock on a one-for-one basis; (B) 315,887 shares of the Company's Series G Convertible Preferred Stock held by Blue Chip II, which preferred shares are convertible at any time into shares of the Company's common stock on a one-for-one basis; and (C) 300,479 shares of the Company's Series C Preferred Stock held by Miami Valley Venture Fund L.P. ("Miami Valley"), which preferred shares are convertible at any time into shares of the Company's common stock on a one-for-one basis. Blue Chip Venture Company, Ltd., an Ohio limited liability company, is the general partner of Blue Chip II and is an affiliate of a special limited partner and portfolio manager of Miami Valley. Blue Chip Venture Company, Ltd. has indicated that it exercises sole voting and dispositive power over the indicated shares held by Blue Chip II and Miami Valley. John H. Wyant, a director of the Company, is a beneficial owner and manager of Blue Chip Venture Company, Ltd. Mr. Wyant exercises shared voting and investment powers with respect to the securities beneficially owned by Blue Chip Venture Company, Ltd., but disclaims beneficial ownership of such securities. The address of Blue Chip Venture Company, Ltd., Blue Chip II, Miami Valley and Mr. Wyant is 1100 Chiquita Center, 250 East Fifth Street, Cincinnati, Ohio 45202.

(d) Represents: (A) 833,736 shares of the Company's Series F Convertible Preferred Stock held by WPG Corporate Development Associates V, L.L.C. ("WPG V") and 129,007 shares of the Company's Series F Convertible Preferred Stock held by WPG Corporate Development Associates (Overseas) V, L.P. ("WPG Overseas"), which preferred shares are convertible at any time into shares of the Company's common stock on a one-for-one basis; and (B) solely for purposes of determining the amount and percentage ownership of the Company's common stock, warrants to purchase 112,580 shares of the Company's common stock held by WPG V and warrants to purchase 17,420 shares of the Company's common stock held by WPG Overseas. WPG V and WPG Overseas are private equity funds sponsored by Weiss, Peck & Grear LLC. The address of WPG V and WPG Overseas is One New York Plaza, New York, New York 10004.

(e) BMO Financial, Inc. currently holds 1,000,000 shares of the Company's Series D Convertible Preferred Stock, which shares are convertible into shares of the Company's common stock on a one-for-one basis; provided that, except in certain limited circumstances, the shares of the Company's common stock acquired by BMO Financial, Inc. on conversion would not have voting rights in excess of 4.9% of the aggregate voting power of the Company. The address of BMO Financial, Inc. is 430 Park Avenue, New York, New York 10022.

(f) Represents: (A) 1,000,000 shares of the Company's Series B Senior Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-half-for-one basis; (B) 370,285 shares of the Company's Series F Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; and (C) solely for purposes of determining the amount and percentage ownership of the Company's common stock, warrants to purchase 100,000 shares of the Company's common stock. The address of General Electric Capital Corporation is 3379 Peachtree Road N.E., Suite 600, Atlanta, Georgia 30326.

(g) Represents the following securities held by River Cities Capital Fund Limited Partnership: (A) 300,000 shares of the Company's Series A Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; (B) 195,422 shares of the Company's Series F Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; and (C) solely for purposes of determining the amount and percentage ownership of the Company's common stock, warrants to purchase 100,000 shares of the Company's common stock. R. Glen Mayfield, a director of the Company, is the Vice President, a director and a 50% stockholder of Mayson, Inc., the general partner of River Cities Management Limited Partnership, which is the general partner of River Cities Capital Fund Limited Partnership. Mr. Mayfield exercises sole voting and investment powers over the securities held by River Cities Capital Fund Limited Partnership, but disclaims beneficial ownership of such securities. The address of River Cities Capital Fund Limited Partnership and Mr. Mayfield is 221 E. Fourth Street, Suite 2250, Cincinnati, Ohio 45202.

(h) Includes: (A) 300,000 shares of the Company's Series A Convertible Preferred Stock, convertible into shares of the Company's common stock at any time on a one-for-one basis; (B) 50,000 shares of the Company's Series G Convertible Preferred Stock, convertible into shares of the Company's common stock at any time on a one-for-one basis; (C) solely for purposes of determining the amount and percentage ownership of the Company's common stock, options exercisable within 60 days for up to 20,000 shares of the Company's common stock. Mr. Jacobs's address is c/o Regent Communications, Inc., 50 E. RiverCenter Boulevard, Suite 180, Covington, Kentucky 41011.

(i) Includes: (A) 20,000 shares of the Company's Series A Convertible Preferred Stock, convertible into shares of the Company's common stock at any time on a one-for-one basis; (B) 3,200 shares of the Company's Series G Convertible Preferred Stock, convertible into shares of the Company's common stock at any time on a one-for-one basis; and (C) solely for the purpose of determining the amount and percentage ownership of the Company's common stock, options exercisable within 60 days for up to 20,000 shares of the Company's common stock. Mr. Stakelin's address is c/o Regent Communications, Inc., 50 E. RiverCenter Boulevard, Suite 180, Covington, Kentucky 41011.

(j) Represents: (A) 169,189 shares of the Company's Series C Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; (B) 3,319 shares of the Company's Series G Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis; and (C) options exercisable within 60 days for up to 177,492 shares of the Company's Series C Convertible Preferred Stock, which preferred shares are convertible at any time into the Company's common stock on a one-for-one basis. Mr. Fairman's address is 333 Glen Head Road, Old Brookville, New York 11545.

(k)    Includes the following securities held by Mr. Ingram, a director of the
       Company: (A) 74,057 shares of the Company's Series F Convertible Preferred Stock, which shares are convertible at any time into the Company's common stock; and (B) solely for the purpose of determining the amount and percentage ownership of the Company's common stock, warrants currently exercisable for 10,000 shares of the Company's common stock. See also Note (b) above. Mr. Ingram's address is One Rockefeller Plaza, New York, New York 10112.

(l) Represents 276,694 shares of the Company's Series C Convertible Preferred Stock, convertible at any time into the Company's common stock on a one-for-one basis. The address of PNC Bank, National Association, Trustee, is PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202.

(m) Represents 242,592 shares of the Company's Series E Convertible Preferred Stock, convertible at any time into shares of the Company's common stock on a one-for-one basis. Mr. Gammon's address is 1476 Waterfront Road, Suite 100, Reston, Virginia 22094.

(n) Represents 194,750 shares of the Company's Series E Convertible Preferred Stock, convertible at any time into shares of the Company's common stock on a one-for-one basis. The address of Alta California Broadcasting, Inc. is First Interstate Bank Plaza, 11 Sundial Circle, Suite 17, Carefree Arizona 85377.

(o) Represents options exercisable within 60 days for up to 54,253 shares of the Company's Series C Convertible Preferred Stock, which preferred shares are convertible at any time into shares of the Company's common stock on a one-for-one-basis. Mr. Risher's address is 800 Heather Lake Drive, Clarkston, Michigan 48348.

(p) Based on the records of the Company's transfer agent, Mr. Gertino holds 40,000 shares of the Company's Series C Convertible Preferred Stock, convertible at any time into shares of the Company's common stock on a one-for-one basis. The address for Mr. Gertino is 10 N. 100 St., Suite 610, Crandall Building, Salt Lake City, Utah 84101.

(q) Based on the records of the Company's transfer agent, Mr. Quinn holds 18,892 shares of the Company's Series C Convertible Preferred Stock, convertible at any time into shares of the Company's common stock on a one-for-one basis. The address for Mr. Quinn is P.O. Box 1698, Quogue, New York 11959.

(r) Based on the records of the Company's transfer agent, 15,996 shares of the Company's Series C Convertible Preferred Stock are held by Mr. Cutrubus, and 2,533 shares are held by members of his immediate family. These shares of Series C Convertible Preferred Stock are convertible at any time into shares of the Company's common stock on a one-for-one basis. The address for Mr. Cutrubus is 895 West Riverdale Road, Ogden, Utah 84405-3716.

(s) Includes for each of Messrs. Jansing, Pantaleoni and Eyre options exercisable within 60 days for 14,100 shares of the Company's Series
       C Convertible Preferred Stock, which preferred shares are convertible into shares of the Company's common stock on a one-for-one basis. In addition, the records of the Company's transfer agent reflect that Mr. Jansing and Mr. Pantaleoni hold 4,723 shares and 1,409 shares, respectively, of the Company's Series C Convertible Preferred Stock convertible into shares of the Company's common stock on a one-for-one basis. Mr. Jansing's address is 162 South Beach Road, Hobe Sound, Florida 33455. Mr. Pantaleoni's address is 666 Fifth Avenue, New York, New York 10103. Mr. Eyre's address is 69 Dogwood Lane, Locust Valley, New York 11560.

(t) Based on the records of the Company's transfer agent, 13,881 shares of the Company's Series C Convertible Preferred Stock are held by Mr. Durbano, and 1,409 shares are held by a member of his immediate family. These shares of Series C Convertible Preferred Stock are convertible at any time into shares of the Company's common stock on a one-for-one basis. Mr. Durbano's address is given as P.O. Box 1544, Ogden, Utah 84405-1544.

(u)    See Notes (c), (g), (h), (i), (j) and (k) above.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The independent public accounting firm of PricewaterhouseCoopers LLP (the "Auditors") was engaged by Regent to audit Regent's consolidated financial statements for the year ended December 31, 1998. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

         Effective with the Company's acquisition by merger on June 15, 1998 of all of the outstanding capital stock of Faircom, the Company disengaged the accounting firm of BDO Seidman, LLP and retained the accounting firm of PricewaterhouseCoopers LLP to perform the annual audit of Faircom's financial statements for 1998. PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.) has been the auditor for the Company and its subsidiaries for all fiscal years since the Company's formation in 1996. The change in accountants for Faircom's financial statements from BDO Seidman, LLP to PricewaterhouseCoopers LLP was precipitated by the Company's acquisition of Faircom as its wholly-owned subsidiary and by the desire to have one accounting firm responsible for the consolidated audited financial statements of the Company. This action was approved by the Company's Board of Directors.

         The reports of BDO Seidman, LLP on the financial statements of Faircom for 1997 and 1996 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the 1997 and 1996 fiscal years and the interim period prior to June 15, 1998, there were no disagreements between Faircom and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused BDO Seidman, LLP to make reference to the subject matter of its disagreement in connection with its report.


                         STOCKHOLDER PROPOSALS FOR 2000
                                 ANNUAL MEETING

         Stockholders may submit proposals to be voted on at the 2000 Annual Meeting of Stockholders. At the time such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of Regent's shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 2000 Annual Meeting. In order for a stockholder proposal to be included in the Proxy Statement and form of Proxy for the 2000 Annual Meeting, the proposal must be received at Regent's principal executive offices no later than December 15, 1999, and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.


                                  OTHER MATTERS

         At the Annual Meeting it is intended that the election of directors and the proposed amendment to the Company's Certificate of Incorporation attached hereto as Annex 1, all as set forth in the accompanying Notice and described in this Proxy Statement, will be presented. The Board of Directors of the Company is not aware of any other matters which may be presented at the meeting. If any other matters should be properly presented at the meeting, the persons named in the enclosed Proxy intend to vote the Proxy according to their best judgment.

         You are urged to complete, sign, date and return your Proxy promptly to make certain that your shares will be voted at the 1999 Annual Meeting. For your convenience in returning the Proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

         A COPY OF REGENT'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO STOCKHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY AT 50 EAST RIVERCENTER BOULEVARD, SUITE 180, COVINGTON, KENTUCKY 41011. THE FORM 10-K INCLUDES

CERTAIN EXHIBITS WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE COMPANY'S REASONABLE EXPENSES.


                                            By Order of the Board of Directors:

                                            /s/ WILLIAM L. STAKELIN
                                            ------------------------------------
                                                William L. Stakelin, Secretary

ANNEX 1

                PROPOSED AMENDMENT TO REGENT COMMUNICATIONS, INC.
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


         RESOLVED, subsection A, Article FOURTH of the Amended and Restated Certificate of Incorporation of Regent Communications, Inc. be hereby amended as follows:

         " A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, consisting of a class of Sixty Million (60,000,000) shares of Common Stock, par value of $.01 per share, and a class of Forty Million (40,000,000) shares of Preferred Stock, par value of $.01 per share."

                                                                Preliminary Copy
                                     PROXY

                               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
    REGENT                     DIRECTORS.
COMMUNICATIONS,
     INC.                      The undersigned hereby appoints Terry S. Jacobs,
                               William L. Stakelin and Anthony A. Vasconcellos,
                               and each of them, as Proxy Holders for the
                               undersigned, with full power of substitution, to
                               appear and vote all of the shares of Regent
                               Communications, Inc. (the "Company") which the
                               undersigned is entitled to vote at the Annual
                               Meeting of Stockholders to be held at The
                               Metropolitan Club, 50 East RiverCenter Blvd.,
                               19th Floor, Covington, Kentucky, on April 29,
Annual Meeting of              1999 at 10:00 a.m., local time, and at any
  Stockholders,                adjournments thereof, and hereby revokes any and
 April 29, 1999                all Proxies heretofore given.


I hereby authorize the above-named holders and any of them to vote all the shares of the Company represented by this Proxy as follows:

1. Election of Directors (Not applicable to Series B holder).


   Series A Nominee     Series C Nominee     Series F Nominees      At Large Nominees
   ----------------     ----------------     -----------------      -----------------
   R. Glen Mayfield     John H. Wyant        William H. Ingram      Terry S. Jacobs
                                             Richard H. Patterson   William L. Stakelin
                                                                    Joel M. Fairman



    Mark only one:
[ ] VOTE FOR all nominees except those whose names are written in the space provided below (if any):

[ ] VOTE WITHHELD on all nominees.

2. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of preferred stock from 20,000,000 to 40,000,000 and to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000.

                    [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. To act in accordance with their best judgement on any other business that may properly come before the meeting and any adjournments thereof.

If this Proxy is properly marked, the shares represented by this Proxy will be voted at the Annual Meeting, and at any adjournments thereof, in accordance with the choices marked. IF NO DIRECTIONS ARE GIVEN ABOVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE NOMINEES SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF, "FOR" THE PROPOSAL SET FORTH IN PARAGRAPH 2 ON THE REVERSE SIDE HEREOF AND, IN THE PROXYHOLDERS' BEST JUDGMENT, ON ANY MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. In any case, if at the time of the Annual Meeting there are more than seven director nominees, your shares will not be voted for the director(s) to be elected solely by the holders of shares of any series of preferred stock of which your shares are not a part.

                              Please date, sign and promptly return in the accompanying envelope.

                              [ ] I plan to attend the Annual Meeting.

                              ----------------------------------------------
                              Signature of Stockholder

                              ----------------------------------------------
                              (Title)

                              ----------------------------------------------
                              Signature of Stockholder
Date: April___, 1999
                              ----------------------------------------------
                              (Title)

Your signature to this Proxy should be exactly as the name imprinted above. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the names of each joint owner must be signed.